Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230847

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 22, 2019)

2,222,223 Shares

Common Stock

We are offering 2,222,223 shares of our common stock.

Our common stock is traded on The Nasdaq Capital Market under the symbol “ATEX.” On July 16, 2019, the last reported sale price of our common stock was $47.08 per share.

While our corporate name is currently pdvWireless, Inc., in June 2019 we began operating under the name Anterix and changed our trading symbol to “ATEX,” effective June 17, 2019.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and as such, we have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-13 of this prospectus supplement and page 5 of the accompanying prospectus.

	Per Share	Total
Public Offering Price	$45.000	$100,000,035.00
Underwriting Discounts and Commissions(1)	$2.475	$5,500,001.93
Proceeds to pdvWireless, Inc. (Before Expenses)	$42.525	$94,500,033.08

(1)	See the section titled “Underwriters” for additional information regarding compensation payable to the underwriters.

We have granted the underwriters the option to purchase up to an additional 333,333 shares of common stock at the public offering price less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about July 19, 2019.

Morgan Stanley	J.P. Morgan	Evercore ISI

B. Riley FBR	Craig-Hallum Capital Group

Prospectus Supplement dated July 16, 2019.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated April 22, 2019 is part of a “shelf” registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, which became effective on April 22, 2019. By using a “shelf” registration statement, we may sell shares of common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination, including in units, as described in the accompanying prospectus, from time to time in one or more offerings.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or any documents incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “pdvWireless,” “Anterix,” the “Company” and similar designations refer to pdvWireless, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis, doing business as Anterix.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Our forward-looking statements are generally, but not always, accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “should,” “will,” “may,” “plan,” “goal,” “can,” “could,” “continuing,” “ongoing,” “intend” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and projections, and related assumptions, about future events and financial trends. While our management considers these expectations, projections and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. There can be no assurance that actual developments will be those anticipated by us. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to:

•

Our plans to commercialize our 900Mhz spectrum assets to support the deployment of broadband networks, technologies and solutions depends on the Federal Communications Commission’s (“FCC”) issuance of a favorable Report and Order in the 900 MHz proceeding. The FCC may not issue a Report and Order on a timely basis, or at all, and the terms of the Report and Order may not be favorable or may significantly delay or increase the costs required to commercialize our spectrum assets compared to the timing and costs we have assumed in our business plan.

•	even if our FCC initiatives are successful, we may not be successful in commercializing our spectrum assets to our targeted critical infrastructure and enterprise customers.

•

we have no operating history with our proposed business plan, which makes it difficult to evaluate our prospects and future financial results, and our business activities, strategic approaches and plans may not be successful.

•	we will need to secure additional financing to support our long-term business plans.

•	we may not be able to correctly estimate our operating expenses or future revenues, which could lead to cash shortfalls, and require us to secure additional financing sooner than planned.

•

many of the third parties who have objected to our spectrum initiatives or with whom we are competing against for spectrum acquisition opportunities have more resources, and greater political and regulatory influence, than we do.

•	the value of our spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes.

•	spectrum is a limited resource, and we may not be able to obtain sufficient contiguous spectrum to support our spectrum initiatives or our planned business operations and future growth.

•

the transfer of our TeamConnect and pdvConnect businesses and our related restructuring plans may result in higher costs and lower revenues than expected and cause us not to achieve the expected long-term operational benefits.

•	government regulations or actions taken by governmental bodies could adversely affect our business prospects, liquidity and results of operations.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section, as well as the sections entitled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference. We caution investors not to rely on the forward-looking statements we make or that are made on our behalf. We undertake no obligation, and specifically decline any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition, you should refer to the section of this prospectus supplement entitled “Risk Factors,” as well as the documents we have incorporated by reference, for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-13, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Our Business

Overview

We are a wireless communications company focused on developing and commercializing our spectrum assets to enable our targeted critical infrastructure and enterprise customers to deploy private broadband networks, technologies and solutions. We are the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, and Hawaii, Alaska and Puerto Rico. On average, we hold approximately 60% of channels in the 900 MHz band in the top 20 metropolitan market areas in the United States. We are currently pursuing a regulatory proceeding at the Federal Communications Commission (the “FCC”), that seeks to modernize and realign the 900 MHz band to increase its usability and capacity by allowing it to be utilized for the deployment of broadband networks, technologies and solutions. At the same time, we are pursuing business opportunities with our targeted critical infrastructure and enterprise customers to build awareness and demand for our spectrum assets, assuming we achieve a favorable result with our FCC initiatives.

Our goal is to become the leading provider of broadband spectrum assets to critical infrastructure and enterprise customers. Assuming our FCC initiatives are successful, our spectrum assets will have the potential to enable our customers to deploy broadband networks, technologies and solutions that are private, secure, reliable and cost-effective and at the same time allow them to achieve their modernization objectives and regulatory obligations.

We maintain offices in Woodland Park, New Jersey and in McLean, Virginia.

Our FCC Initiatives

Our spectrum is our most valuable asset. While our current licensed spectrum can support narrowband and wideband wireless services, the most significant business opportunities we have identified require contiguous spectrum that allows for greater bandwidth than allowed by the current configuration of our spectrum. As a result, our first priority is to continue to pursue our initiatives at the FCC seeking to modernize and realign a portion of the 900 MHz band to increase its usability and capacity by allowing it to accommodate the deployment of broadband networks, technologies and solutions.

In November 2014, we and the Enterprise Wireless Alliance (“EWA”) submitted a Joint Petition for Rulemaking (“Joint Petition”) to the FCC to propose a realignment of a portion of the 900 MHz band from narrowband to broadband. In response to the Joint Petition, the FCC issued a public notice requesting comments from interested parties and asked a number of questions about the proposal. A number of parties, including several incumbent licensees, filed comments with the FCC expressing their views, including both support and opposition. In May 2015, we and the EWA filed proposed rules with the FCC related to the Joint Petition. Comments on the proposed rules were filed in June 2015, and reply comments in July 2015.

In August 2017, the FCC issued a Notice of Inquiry (“NOI”) announcing that it had commenced a proceeding to examine whether it would be in the public interest to change the existing rules governing the 900 MHz band to increase access to spectrum, improve spectrum efficiency and expand flexibility for a variety of potential uses and applications, including broadband and other advanced technologies and services. The FCC requested interested parties, including us, to comment on a number of questions related to three potential options for the 900 MHz band: (i) retaining the current configuration of the 900 MHz band, but increasing operational flexibility, (ii) reconfiguring a portion or all of the 900 MHz band to support broadband and other advanced technologies and services, or (iii) retaining the current 900 MHz band licensing and eligibility rules. Because the FCC requested information on multiple options for the 900 MHz band, the NOI effectively superseded the Joint Petition and other pending proposals that involved the 900 MHz band. We and EWA filed a joint response to the FCC’s NOI in October 2017 and reply comments in November 2017.

In April 2018, to address the need for grid modernization in the utility industry, we met with the FCC, together with representatives of Ameren Services Company, an affiliate of Ameren Corporation, a holding company for electric and gas utilities located in the Midwestern U.S., to support Ameren’s request for experimental authority from the FCC to test broadband operations utilizing our 900 MHz spectrum in the requested geographic areas. The FCC granted Ameren’s request for experimental authority, and we are currently supporting Ameren’s broadband trialing activities utilizing a 1.4 X 1.4 MHz 900 MHz broadband spectrum allocation in geographic areas in several Ameren markets located in Illinois and Missouri.

In February 2019, we announced that we and a diverse group of utility companies, technology innovators and industry leaders had formed the Utility Broadband Alliance (“UBBA”). UBBA aims to assist its members in planning and deploying secure, reliable and resilient private broadband networks to support the transforming electrical grid. The founding members of UBBA represent utility industry organizations positioned at the forefront of advancing grid modernization, including Ameren, Burns & McDonnell, Cisco Systems, Inc., Encore Networks, Inc., Ericsson, Inc., Federated Wireless, Inc., General Electric, Motorola Solutions, Inc., Multi-Tech Systems, Inc., National Grid, Sierra Wireless, Inc., and Southern Linc. As of May 1, 2019, including us, UBBA had 16 members. We intend to continue to support UBBA, and help it continue to increase its membership and its influence with utilities.

On March 14, 2019, the FCC unanimously adopted a Notice of Proposed Rulemaking (“NPRM”) in WT Docket No. 17-200 (the “900 MHz Proceeding”). Comments on the NPRM were filed on May 31, 2019 and reply comments were filed on July 2, 2019.

The NPRM endorsed our objective of creating a broadband opportunity in the 900 MHz band for critical infrastructure and other enterprise users. The NPRM generally proposes our recommended band plan concept and technical rules. Importantly, the proposed technical rules include our recommended equipment specifications that would enable the use of available, globally standardized broadband LTE networks, technologies and solutions.

In the NPRM, the FCC has proposed three criteria for an applicant to secure a broadband license in a particular county within the United States: (i) the applicant must hold all 20 blocks of geographic Specialized Mobile Radio (“SMR”) licenses in the county; (ii) the applicant must reach agreement to relocate all incumbents in the broadband segment in a 1:1 voluntary channel exchange or demonstrate that the incumbents will be protected from interference; and (iii) the applicant must agree to return to the FCC all rights to geographic and site-based spectrum in the county in exchange for the broadband license.

The FCC requested comments from incumbents and other interested parties on a number of important topics in the NPRM that will have a material impact on our ability to qualify for, and the related time and costs of obtaining, broadband licenses. As noted above, the broadband applicant must hold all 20 blocks of geographic SMR licenses in the county. In certain areas, some of the SMR spectrum is being held in inventory by the FCC. In the NPRM, the FCC requested comments on how a broadband applicant could acquire the FCC’s inventory of geographic SMR allocated spectrum. Specifically, in considering whether to make its inventory of geographic SMR spectrum available to the broadband applicant, the FCC has asked whether it should do so only if the applicant meets a threshold number of its own geographic SMR licenses. The FCC also questions how to mitigate a windfall that might thereby be attributed to the broadband applicant by the FCC’s action. We have recommended that broadband applicants be able to include geographic SMR spectrum held in inventory by the FCC for purposes of eligibility, provided that they hold all licensed geographic SMR spectrum. We addressed the windfall question by identifying a number of recent instances when the FCC has authorized rule changes that improved certain licensees’ spectrum positions based on an FCC finding that doing so addressed a significant public interest consideration

The NPRM also proposes a market-driven, voluntary exchange process for clearing the broadband spectrum. An applicant seeking a broadband license for a particular county will need to demonstrate that it has entered into agreements with incumbents or that it can protect their narrowband operations from interference. All incumbents must be accounted for before the broadband applicant can file an application with the FCC. As the FCC recognized in the NPRM, this requirement, without some mechanism for preventing holdouts, could allow a single incumbent with a license for a single channel to thwart the FCC’s objective of creating a 900 MHz broadband opportunity in any county.

In the NPRM, the FCC has requested comments on different approaches to address the holdout situation. One approach is based on a “success threshold” whereby once the broadband applicant has reached voluntary agreements with incumbents holding a prescribed percentage of channels in the broadband segment, remaining incumbents would become subject to mandatory relocations. In this and other approaches set forth in the NPRM, the broadband applicant would be responsible for providing comparable facilities and paying the reasonable costs of relocation. The NPRM proposes to exempt from mandatory relocation “complex systems,” with 65 or more integrated sites. There are only a small number of complex systems in the country in the broadband segment proposed by the FCC, and all of them are operated by utilities or other critical infrastructure entities. We have endorsed the proposed “success threshold” as the most efficient way to address holdouts and have reaffirmed our commitment that any system that is mandatorily retuned is entitled to comparable facilities and cost reimbursement. We also have supported the proposal that complex systems, as defined in the NPRM, be exempt from mandatory relocation.

The Association of American Railroads (“AAR”) holds a nationwide geographic license for six non-contiguous Private Land Mobile Systems for Business Users (“B/ILT”) channels in the 900 MHz band, three of which are located within the FCC’s proposed broadband segment. The spectrum is used by freight railroads for Advanced Train Control System (“ATCS”) operations. We have recognized from the outset the importance of reaching agreement with the railroads about their relocation, and have worked with them throughout the FCC process. We and the AAR are in agreement about the optimal solution. However, this proposed solution will require an exemption from the relocation rules proposed by the FCC in the NPRM. We are continuing to coordinate our activities at the FCC with the AAR in support of securing the required exemption from the FCC and have urged the FCC to recognize AAR’s unique 900 MHz spectrum position with an appropriate solution that is consistent with the future wireless requirements of the railroad industry.

The NPRM also sought comment on several different auction approaches for counties where the broadband segment cannot be cleared of incumbents, including overlay auctions that, again, would trigger mandatory relocation rights for the auction winner with the obligation of providing comparable facilities and paying reasonable relocation costs. We believe the challenge of any proposed approach is achieving the appropriate balance between protecting incumbents’ rights to a minimally disruptive relocation process, and not preventing the deployment of broadband technologies on a timely and cost-effective basis. While auctions are one mechanism for addressing holdouts, they can involve lengthy delays that slow delivery of modernized capabilities. We have advised the FCC that a success threshold approach would allow broadband deployment on a more expedited schedule.

While the NPRM proposes a 6 MHz broadband segment, it also sought comment on a realignment of the entire 900 MHz band to create a 10 MHz broadband channel, citing suggestions from Southern California Edison and Duke Energy that this larger channel would better address their broadband needs.

A number of other parties filed Comments and Reply Comments as well. The number of utilities expressing an immediate need for private broadband networks has increased steadily through the course of the proceeding and the number of parties opposing realignment to create a 900 MHz band broadband option has diminished, but some incumbents continue to disagree with the NPRM proposal. Most are incumbents with systems that would be exempt from the possibility of mandatory retuning under the proposed complex system definition.

Now that the formal comment period has closed, the FCC’s next step could be the issuance of a final report and order (“Report and Order”), a request for additional information, a decision to close the proceeding without further action, or some other action. There is no assurance if or when the FCC will issue a Report and Order. Further, the terms of any Report and Order may differ materially from the terms of the NPRM. Please read “Risk Factors” beginning on page S-13 for a discussion of material risks related to the NPRM and FCC process.

Our Business Plans and Initiatives

Complementing our regulatory initiatives, we are engaged in a number of business activities to build demand for and to begin commercializing our spectrum assets among our targeted critical infrastructure and enterprise customers. We are identifying customers who are likely to place value on deploying and operating private broadband networks, technologies and solutions utilizing our spectrum assets. As part of this exercise, we identified and evaluated potential use cases in the electric utilities industry, especially those companies that are investigating ways to fulfill their existing and future network and communications needs.

We are also evaluating the appropriate business model for commercializing our spectrum assets, assuming our FCC initiatives are successful. Based on our analysis, and discussions with potential customers, we intend to lease our spectrum to customers for 20-year or longer terms. We intend for our customers to bear the costs of deploying and operating their private broadband networks, technologies and solutions. We believe that our licensed spectrum assets in the 900 MHz band present an attractive potential cost-savings opportunity for our initial target customers when compared to other solutions that utilize medium band spectrum. For example, compared with the 2.5 GHz band, the 900 MHz band enables an effective coverage area of approximately five times the radius per tower compared to the 2.5 GHz band, allowing for fewer towers and a potential significant reduction of capital expenditures and monthly operating expense. We will be responsible for the costs of securing the broadband licenses from the FCC, including the costs of acquiring sufficient spectrum to support broadband use and retuning incumbents to clear the spectrum. The timing and costs of our spectrum acquisition and retuning activities will be based on the terms of the Report and Order, if any, the FCC adopts in the 900 MHz Proceeding and these costs could be significant. We are also exploring opportunities to offer our customers value-added engineering and commercial services.

Our Strategy

Our business strategy is to continue to simultaneously pursue our FCC and business initiatives. Our FCC initiatives are focused on obtaining a Report and Order from the FCC that supports broadband services in the 900 MHz band. Our business initiatives are focused on supporting both (i) our FCC initiatives, including the timely issuance of a favorable Report and Order, and (ii) our efforts to be ready to obtain broadband licenses from the

FCC and to commercialize our spectrum assets assuming the FCC issues a favorable Report and Order. Our efforts include:

•	engaging with the FCC and other incumbents and interested parties in the 900 MHz band;

•	business development activities with our initial target customers, including electrical utilities and other critical infrastructure entities;

•	pursuing initiatives with federal and state agencies and commissions that regulate our initial target customers; and

•	beginning to “retune” the 900 MHz band.

In the NPRM, the FCC proposed to designate a 3 x 3 MHz segment of the 900 MHz band for broadband service. The FCC also proposed eligibility requirements that an applicant, like our company, must satisfy to obtain a broadband license in a particular county. One of the eligibility requirements is to submit a transition plan that provides for the relocation or protection of all incumbents licensed for channels in the broadband segment in that particular county. As used in this prospectus supplement, we refer to “retuning” as the process of relocating incumbents in the counties where we plan to obtain broadband licenses. Retuning involves:

•	funding the relocation of incumbents that wish to continue operating 900 MHz narrowband systems to comparable 900 MHz channels outside the broadband segment;

•	compensating incumbents that decide to address their wireless communications needs through non-900 MHz band solutions; and/or

•	entering into agreements with incumbents that wish to implement broadband networks.

In order to relocate incumbents to alternative narrowband channels, we will need to make acquisitions of additional 900 MHz spectrum outside of the broadband segment in certain counties. We also will need to acquire spectrum assets in certain counties to satisfy the broadband license eligibility criteria proposed by the FCC in the NPRM.

Our FCC and business initiatives, including our retuning efforts, will continue to involve extensive management efforts and significant costs and expenses for the foreseeable future. We do not expect to have significant revenue and expect to incur significant operating losses until such time as we are able to obtain broadband licenses and commercialize our spectrum assets based on a Report and Order issued by the FCC, if we are able to at all. Our current estimates regarding our operating costs, including the timing and costs of our retuning process, are based on the terms of the NPRM and our assumptions regarding the terms of the Report and Order to be issued by the FCC, if at all. The accuracy of these assumptions and the timing of our regulatory initiatives with the FCC, our retuning efforts and the commercialization of our spectrum assets are subject to significant uncertainties and may cause our quarterly and annual results to be unpredictable for the foreseeable future. In addition, the adoption by the FCC of a Report and Order may be significantly delayed, may contain materially different and adverse terms than the NPRM, or may never occur and we may never be able to commercialize our spectrum assets. Please see “Risk Factors—Risks Related to Our Retuning Process and the Use of Our Spectrum—Our plans to commercialize our 900Mhz spectrum assets depend on the successful and timely implementation of regulatory initiatives aimed at increasing the usability and capacity of our spectrum by the FCC. These regulatory initiatives may not be successful on a timely basis, or at all, or the regulatory implementation may be significantly delayed beyond the timing we have anticipated in our business plan.” and other risk factors in this prospectus supplement for risks and additional discussion related to our retuning process.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure about the company’s executive compensation arrangements; and

•	no non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until the last day of the fiscal year following January 26, 2020 or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our capital stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. In addition, the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Nevertheless, we have elected not to avail ourselves of this extended transition period, and as a result, we will adopt new or revised accounting standards no later than the relevant dates on which adoption of such standards is required for other public companies.

Company and Other Information

We were incorporated in the State of California in 1997, and reincorporated in the State of Delaware in May 2014. In June 2019 we began operating under the name Anterix and changed our trading symbol to “ATEX,” effective June 17, 2019. Our common stock trades on The Nasdaq Capital Market. Our principal executive offices are located at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. Our main telephone number is (973) 771-0300. Our website is www.anterix.com, which includes links to reports we have filed with the SEC. The information contained in, or that can be accessed through, our or any other website, including that of the FCC, is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us:	2,222,223 shares.

Common stock to be outstanding after this offering:	16,961,368 shares (or 17,294,701 shares if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares of common stock:	We have granted the underwriters an option to purchase up to additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds:	We intend to use the net proceeds from this offering for retuning our spectrum by relocating incumbents and acquiring additional spectrum to qualify for broadband licenses and to support broadband use. We additionally anticipate using the net proceeds for general corporate purposes, which may include, among other purposes, working capital, pursuing our regulatory initiatives at the FCC, capital expenditures, other corporate expenses, and acquisitions of assets, licenses, products, technologies or businesses, although we have no present commitments or agreements to do so. See “Use of Proceeds” on page S-24 of this prospectus supplement.

Risk Factors:	Our business and an investment in our common stock involve significant risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 5 of the accompanying prospectus for a discussion of factors you should read and carefully consider before investing in our common stock.

Nasdaq Capital Market symbol:	“ATEX”

The number of shares of common stock that will be outstanding after this offering as shown above is based on 14,739,145 shares of common stock outstanding as of March 31, 2019 and excludes the following, as of March 31, 2019:

•	1,923,634 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of approximately $23.64 per share;

•	179,945 shares of common stock issuable upon the vesting and exercise of performance stock options outstanding at a weighted average exercise price of approximately $25.83 per share;

•	279,212 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units;

•	109,138 shares of common stock issuable upon the settlement of outstanding performance stock units;

•

974,610 shares of common stock reserved for future grants under our stock option plan approved by our stockholders in 2014 (the “2014 Stock Plan”), which plan provides for the annual increases in the number of shares authorized under our 2014 Stock Plan with the next increase on January 1, 2020; and

•	500,000 shares of common stock issuable to Motorola Solution, Inc. upon conversion of the Class B Units of our subsidiary, PDV Spectrum Holding Company, LLC, issued to Motorola.

Unless otherwise indicated, all information contained in this prospectus supplement assumes:

•	no exercise by the underwriters of their option to purchase up to an additional 333,333 shares of our common stock from us; and

•	no exercise of the outstanding options, no vesting or settlement of restricted or performance stock units, nor the issuance of awards under the 2014 Stock Plan described above.

RISK FACTORS

You should carefully consider the risk factors set forth below, under the caption “Risk Factors” in the accompanying prospectus and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Before making any investment decision, you should carefully consider these risks, as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. See also the information contained under the heading “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Spectrum Initiatives, the Retuning Process and the Use of Our Spectrum

Our plans to commercialize our 900Mhz spectrum assets to support the deployment of broadband networks, technologies and solutions depends on the FCC’s issuance of a favorable Report and Order in the 900 MHz proceeding. The FCC may not issue a Report and Order on a timely basis, or at all, and the terms of the Report and Order may not be favorable or may significantly delay or increase the costs required to commercialize our spectrum assets compared to the timing and costs we have assumed in our business plan.

While our current 900 MHz spectrum holdings can support narrowband and wideband wireless services, the most significant business opportunities we have identified will require greater bandwidth than allowed by the current configuration of our spectrum. Our plans to commercialize our spectrum assets depends on the FCC issuing a Report and Order in the 900 MHz proceeding with favorable terms and on a timely basis, as described below. Obtaining a favorable result from the FCC may take more time than we anticipate, and will continue to require significant attention by our management team and the expenditure of significant resources by us. Moreover, we do not know if or when the FCC will take action to issue a Report and Order, or if any such action will be favorable to our plans. Our business plan and funding requirements may not have sufficiently accounted for the timing of the FCC’s issuance of a final Report and Order. If there is an extensive delay in adoption of a Report and Order, prospective customers of the Company’s spectrum may elect to invest in other communication solutions to address their operating requirements. In addition, an extensive delay beyond what we have anticipated in our business plan will further delay us from commercializing our spectrum assets, and we may need to seek additional sources of capital and liquidity in order to carry out our business and plans, including the retuning process. Please see the risk factors “We may not be able to correctly estimate our operating expenses or future revenues, which could lead to cash shortfalls, and require us to secure additional financing sooner than planned.” and “We will need to secure additional financing to support our long-term business plans.” below.

As our first priority, we are pursuing regulatory initiatives at the FCC aimed at modernizing and realigning the 900 MHz spectrum band to increase its usability and capacity by allowing it to be utilized for deployment of broadband networks, technologies and solutions. In March 2019, the FCC unanimously adopted a Notice of Proposed Rulemaking (“NPRM”) that proposes the creation of a broadband opportunity in the 900 MHz band for critical infrastructure and other enterprise users. In the NPRM, the FCC has proposed three criteria for an applicant to secure a broadband license in a county: (i) the applicant must hold all 20 blocks of geographic Specialized Mobile Radio (“SMR”) licenses in the county; (ii) the applicant must reach agreement to relocate all incumbents in the broadband segment on a 1:1 voluntary channel exchange or demonstrate that the incumbent holders will be protected from interference; and (iii) the applicant must agree to return to the FCC all rights to geographic and site-based spectrum in the county in exchange for the broadband license.

In the NPRM, the FCC requested comments from incumbents and other interested parties on a number of important topics that will have a material impact on the timing and costs of obtaining a broadband license, assuming the FCC issues a Report and Order supporting reconfiguration of the 900 MHz for broadband use. As noted above, a broadband applicant, like the Company, must hold all 20 blocks of geographic SMR licenses in a particular county. In certain areas, SMR spectrum is being held in inventory by the FCC. In the NPRM, the FCC requested comments on how a broadband applicant could acquire the FCC’s inventory of geographic SMR-allocated spectrum. Specifically, in considering whether to make its inventory available to the broadband applicant, the FCC has asked whether it should do so only if the applicant meets a threshold number of its own geographic licenses. The FCC also questions how to mitigate a windfall that might thereby be attributed to such an applicant. The failure of the FCC to make its SMR licenses available to us, as a broadband applicant, on a timely and cost-effective basis, or at all, could limit or defeat entirely our ability to qualify for broadband licenses in a number of counties based on the existing criteria in the NPRM. In addition, the FCC’s concerns about a potential windfall to the Company as a result of the FCC contributing its inventory of SMR spectrum and/or allowing the Company to convert narrowband channels to a broadband channel, and any additional costs, requirements or restrictions they could impose as a result of such concern, could severely limit our ability to obtain broadband licenses or significantly delay or increase our costs of acquiring broadband licenses from the FCC.

The NPRM also proposes a market-driven, voluntary exchange process for clearing the broadband spectrum. An applicant seeking a broadband license for a particular county will need to demonstrate that it has entered into agreements with incumbents or that it can protect their narrowband operations from interference. All incumbents must be accounted for before the broadband application may be filed, which could lead to holdouts. For example, an incumbent may demand compensation in an amount that is disproportionate to the cost of relocating its system or any reasonable reflection of the value of its spectrum holdings or may elect not to negotiate an agreement at all. In the NPRM, the FCC has requested comments on different approaches to address the holdout situation, including several different auction options. Each of the approaches would trigger mandatory relocation rights for the prospective broadband applicant, and the Company, would be required to pay the costs associated with providing incumbents with comparable facilities and paying relocation costs. These relocation costs could be significant. If the FCC were to conduct either overlay or incentive auctions for the broadband license in some or all counties, parties other than the Company could obtain the broadband license(s) by outbidding the Company. Conversely, if the FCC were to adopt an exchange process that did not have any mechanism for addressing holdouts, the Company’s ability to obtain broadband licenses could be limited or delayed significantly.

The NPRM also proposes to exempt from mandatory relocation “complex systems,” with 65 or more integrated sites, which would prevent the Company from obtaining broadband licenses in counties where these complex systems are located without the operator’s consent, which could be withheld for any reason. Further, depending on the rules in any Report and Order issued by the FCC, the Company’s ability to address potential holdouts, and clear the 900 MHz band as required to qualify for broadband licenses, may be delayed or be uneconomical, and in some counties incumbents may be able to prevent the Company from qualifying for broadband licenses.

The Association of American Railroads (“AAR”) holds a nationwide geographic license for six non-contiguous private land mobile systems for business users (“B/ILT”) channels in the 900 MHz band, three of which are located within the FCC’s proposed broadband segment. The spectrum is used by freight railroads for Advanced Train Control System (“ATCS”) operations. We have recognized from the outset the importance of reaching agreement with the railroads about their relocation and have worked with them throughout the FCC process. We believe that we and the AAR are in agreement about the optimal solution. However, this proposed solution will require an exemption from the relocation rules proposed by the FCC in the NPRM. We are continuing to coordinate our activities at the FCC with the AAR in support of securing the required exemption from the FCC. There is no assurance that the FCC will grant this exemption, or that we can reach a final agreement with the AAR on acceptable terms, or at all.

The NPRM also proposes “performance” or build-out requirements that the Company would be required to meet to retain each broadband license and then to renew it. These requirements are based on deployment of a system, including a system operating pursuant to a lease arrangement with the Company, that provides reliable coverage to an area that includes a defined percentage of the population in the county. A failure to satisfy this requirement could result in the cancellation of a broadband license. In addition, under its business plan, the Company intends that its customers will be responsible to pay the build-out costs. Such build-out requirements could impose a significant expense, and could cause potential customers to decide not to license spectrum assets from us, or to seek alternatives from other providers.

The full text of the NPRM, and the comments and related correspondence filed in the 900 MHz proceeding, are available on the FCC’s public website. The NPRM comment and reply comment periods ended on July 2, 2019. The FCC’s next step could be the issuance of a Report and Order, a request for additional information, a decision to close the proceeding without further action, or some other action. There is no assurance if or when the FCC will issue a Report and Order. The timing of a decision by the FCC cannot be known or anticipated at this point in time. Further, the terms of any Report and Order may differ materially from the terms of the current NPRM. For example, there is no assurance that the FCC will ultimately issue a Report and Order that will allow our licensed 900 MHz spectrum to be utilized for broadband networks, technologies and solutions. Further, even if the FCC issues a Report and Order that permits the utilization of 900 MHz spectrum for broadband networks, technologies and solutions, the terms and conditions of such Report and Order could make it significantly more difficult, time consuming and/or costly to obtain broadband licenses from the FCC than we have anticipated. If the FCC fails to issue a Report and Order that provides for the issuance of broadband licenses in the 900 MHz band, or if the terms and conditions in the Report and Order do not allow us to obtain broadband licenses in a timely manner and on commercially reasonable terms, we will be unable to commercialize our spectrum assets, and our business, liquidity, results of operations and prospects will be materially adversely affected.

Even if our FCC initiatives are successful, we may not be successful in commercializing our spectrum assets.

Our team has engaged in a research and outreach program to identify customers who would likely place value on utilizing our spectrum assets to deploy private broadband networks, technologies and solutions, assuming our FCC initiatives are successful. Based on our market research, we have identified electrical utilities as our initial target customers. As of the date of this filing, we have not signed our first customer contract with an electric utility or other critical infrastructure entity for the long-term lease of our spectrum assets for the deployment of broadband networks, technologies and solutions. Further, there is no assurance, that we will be successful in our efforts to commercialize our spectrum assets. For example, utilities, or other critical infrastructure and enterprise customers, may not elect to lease our spectrum assets on terms satisfactory to us, on a timely basis, or at all. Similarly, there is no assurance that utilities and other critical infrastructure customers will retain us for any other value-added engineering or commercial services we offer them. As a result, even if we are successful with our FCC initiatives, our future prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of implementing a new business plan and pursuing opportunities in new, highly competitive and rapidly developing markets.

In addition, under our current business plan, we intend to enter into long-term leasing or other transfer arrangements for our spectrum assets with one customer, or a limited number of customers, in each geographic area. We also expect that our customers will bear the costs of deploying and operating their private broadband networks. As a result, many geographic areas may have only one or a limited number of potential customers, and if we are not successful with this customer or customers, our spectrum may not be utilized and we will not be able to generate revenues from owning spectrum in these geographic areas. In addition, even if we enter into a long-term lease or transfer arrangement for a geographical area, that customer will typically require rights to all spectrum we have in that geographic area. Because of this, we will not have additional spectrum assets to lease in such geographical area to other potential customers. Further, other than our lease or transfer arrangements, we will not generate revenue from the operation of the broadband networks or technologies deployed by our customers. As a result, there is considerable uncertainty as to whether we can generate sufficient revenues to develop a profitable business from leasing or otherwise transferring our licensed 900 MHz spectrum.

Further, our assessment that we should target utilities and other critical infrastructure entities as customers for our spectrum is based on our determination that these entities have regulatory and other incentives to install a significant number of new technologies, such as smart devices and sensors, that will generate an increasing amount of data that cannot be addressed well by their existing communication networks and systems. Our potential customers, however, are large organizations, and a decision to implement private broadband networks, technologies and solutions is a significant decision and will require significant capital outlays. Any negotiation and contract process with these potential customers may take longer than we currently expect. In addition, there is no assurance that the governmental agencies that regulate these entities will allow them to pass the capital costs of implementing broadband networks, technologies and solutions utilizing our spectrum on to their ratepayers. In addition, although there is broad availability of broadband Long Term Evolution (“LTE”) , there is no assurance that our targeted customers will be able to utilize existing broadband networks, technologies and solutions with our spectrum without requiring modifications to existing equipment or engaging in product and/or service development efforts, any of which could result in deployment delays, require them or us to invest in technology or other development activities or otherwise adversely limit the potential benefits or value of our spectrum assets. If any of these risks occur, our current plans to commercialize our spectrum assets may not be as valuable as we expect or may face significant delays, any of which would adversely affect our business, liquidity, results of operations and prospects.

Our initiatives with the federal and state agencies and commissions that regulate electric utilities may not be successful.

Our targeted critical infrastructure customers are highly regulated by both federal and state agencies. Electrical utilities, for example, are regulated by federal agencies ranging from the Department of Energy, the Department of Homeland Security, the Federal Energy Regulatory Commission and the national Institute of Standards and Technologies. We are working with each of these agencies to educate them about the potential benefits that private broadband LTE networks, technologies and solutions utilizing our spectrum assets can offer utilities. We are also working with a number of state agencies and commissions who regulate electrical utilities, and who have a strong influence over electric utility buying decisions. Our goal with these state agencies and commissions is to gain their support for utilities being allowed to pass the capital costs of leasing our spectrum assets and deploying private broadband LTE networks, technologies and solutions to ratepayers, including at a customary rate of return for the electric utility company. We are in the early stages of our initiatives with these federal and state agencies and commissions. We may not be successful in gaining support from these governmental bodies on a timely basis, or at all, which could hinder or delay our commercialization efforts with electric utilities and other critical infrastructure entities. If we do not gain support from these governmental bodies, our targeted critical infrastructure customers may not find it commercially feasible to license our spectrum assets, even if we are successful with our FCC initiatives.

Many of the third parties who have objected to our spectrum initiatives, or with whom we are competing against for spectrum opportunities, have significantly more resources, and greater political and regulatory influence, than we do.

Our FCC initiatives have been, and may continue to be, opposed by certain incumbents and other third parties with conflicting or competing business interests. Many of the third parties who are not supportive of our broadband initiatives, or with whom we compete for spectrum opportunities, have significantly more resources and greater political and regulatory influence than we do, which could prevent, delay or increase the costs of our spectrum initiatives and spectrum opportunities. Further, we may be required to make significant concessions or contractual commitments, purchase additional spectrum or replacement communication systems, or limit the use of our spectrum assets or restrict our pursuit of business opportunities, to address the concerns expressed by opposing incumbents and other interested parties. For example, the NPRM currently proposes to exempt from mandatory relocation “complex systems,” with 65 or more integrated sites, which would prevent us from obtaining broadband licenses in counties where these complex systems are located without the operator’s consent, which could be withheld for any reason. This exemption and any other exemptions, concessions, limitations and restrictions or our requirement to make significant expenditures for spectrum or replacement communication systems could have a material adverse effect on our operations and business plan, our future prospects and opportunities and on our ability to develop a profitable business.

Spectrum is a limited resource, and we may not be able to obtain sufficient contiguous spectrum to support our spectrum initiatives or our planned business operations and future growth.

Spectrum is a limited resource whose non-Federal use is regulated in the U.S. by the FCC. In the NPRM, the FCC has proposed that an applicant must hold all 20 blocks of geographic SMR licenses in a particular county to qualify for a broadband license in that county. If any Report and Order issued by the FCC has a similar requirement, we will need to acquire additional spectrum, both from the FCC and from third party incumbents, to qualify to obtain broadband licenses in a number of important geographical areas. The amount of spectrum we will be required to purchase will vary in each county based on our existing spectrum holdings in such county. Our ability to acquire additional spectrum necessary to secure broadband licenses in these geographical areas on a timely and cost-effective basis will depend on the incumbents who hold the additional spectrum we need to acquire, and their operations that we may need to retune or replace. Our time and cost to purchase additional spectrum will also depend in large part on the terms of the FCC’s Report and Order, if any, and how the FCC allows the Company as a broadband applicant to address holdouts and to acquire its 900 MHz spectrum inventory. To prepare for our future business opportunities, we have acquired, and may continue to acquire, additional spectrum through negotiated purchases. We also may elect to acquire additional spectrum in government-sponsored auctions of spectrum. We cannot assure you, however, that we will be successful in acquiring the additional spectrum we will need to support our retuning efforts and to qualify to obtain broadband licenses even if the FCC issues a Report and Order in the 900 MHz proceeding. Further, there is no assurance that the terms of any Report and Order will not significantly increase our time and cost of acquiring spectrum. Any failure to obtain additional spectrum required to obtain broadband licenses and implement our business plans on a timely and cost-effective basis, will materially adversely affect our business, liquidity, results of operations and prospects.

Government regulations or actions taken by governmental bodies could adversely affect our business prospects, liquidity and results of operations.

The licensing and sale of spectrum assets, as well as the deployment and operation of wireless networks and technologies, are regulated by the FCC and, depending on the jurisdiction, state and local regulatory agencies. In particular, the FCC imposes significant regulation on licensees of wireless spectrum with respect to how FCC licenses may be transferred or sold. The FCC also regulates how the spectrum is used by licensees, the nature of the services that licensees may offer and how the services may be offered, including resolution of issues of interference between spectrum bands. In addition, the FCC grants wireless licenses for defined terms. While the Company’s current licenses have ten-year license terms, the NPRM has proposed a fifteen-year license term for 900 MHz broadband licenses. There is no guarantee that our existing or future licenses will be renewed. Failure to comply with FCC requirements applicable to a given licensee could result in revocation or non-renewal of the license, depending on the nature and severity of the non-compliance. If we, or any of the future licensees of our spectrum assets, fail to comply with applicable FCC regulations, we may be subject to sanctions or lose our FCC licenses, which would have a material adverse effect on our business, liquidity, results of operations and prospects.

In addition, the FCC and other federal, state and local governmental authorities could adopt new regulations or take actions, including imposing taxes or fees on our business that could materially adversely affect our business, liquidity, results of operations and prospects. Further, the FCC or Congress may make additional spectrum available for communications services, which may result in the introduction of additional competitive entrants to the already crowded wireless communications marketplace in which we compete. For example, the federal government created and funded the First Responder Network Authority (“FirstNet”), which the federal government authorized to help accomplish, fund and oversee the deployment of a dedicated Nationwide Public

Safety Broadband Network (“NPSBN”). The NPSBN may provide an additional source of competition to utilizing our 900 MHz spectrum assets by our targeted critical infrastructure and enterprise customers. Please see the risk factor “Our plans to commercialize our 900Mhz spectrum assets to support the deployment of broadband networks, technologies and solutions depends on the FCC’s issuance of a favorable Report and Order in the 900 MHz proceeding. The FCC may not issue a Report and Order on a timely basis, or at all, and the terms of the Report and Order may not be favorable or may significantly delay or increase the costs required to commercialize our spectrum assets compared to the timing and costs we have assumed in our business plan.” above regarding the impact of government regulation on our request to realign a portion of the 900 MHz band from narrowband to broadband.

The value of our spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes.

The FCC spectrum licenses we hold are the Company’s most valuable asset. The value of our spectrum, however, may fluctuate based on various factors, including, among others:

•	the regulatory status and outcome of the 900 MHz Proceeding;

•	potential uses of our spectrum based on the FCC’s rules and regulations and available technology;

•

the cost and time required to comply with the FCC’s requirements to obtain broadband licenses in the 900 MHz band, assuming the FCC issues a Report and Order that provides for broadband use in the 900 MHz band, including providing comparable facilities to and paying to relocate incumbents;

•	the market availability and demand for spectrum;

•	the demand for private broadband networks, technologies and solutions by our targeted critical infrastructure and enterprise customers;

•	our ability to enter into long-term leases or transfer arrangements with our targeted critical infrastructure and enterprise customers on a timely basis and on commercially reasonable terms;

•	regulatory changes by the FCC to make additional spectrum available or to promote more flexible uses of existing spectrum; and

•	the fluctuation of auction prices of spectrum in neighboring bands or any unsuccessful auctions of such spectrum.

Similarly, the price of any additional spectrum we desire to purchase to support our spectrum initiatives or our future business plans will also fluctuate based on similar factors. Any decline in the value of our spectrum or increases in the cost of the spectrum we acquire could have an adverse effect on our market value and our business and operating results.

Risks Related to Our Business

We may not be able to correctly estimate our operating expenses or future revenues, which could lead to cash shortfalls, and require us to secure additional financing sooner than planned.

We have dedicated significant resources to support and pursue our regulatory initiatives with the FCC. We will need to continue to expend substantial resources for the foreseeable future as we continue to pursue our regulatory initiatives with the FCC, retune the 900 MHz band as required to obtain broadband licenses from the FCC and continue to commercialize our spectrum assets.

After giving effect to the anticipated net proceeds from this offering, we expect that such proceeds, together with our existing cash, will be sufficient to fund our planned operating expenses, capital expenditure requirements and debt service payments for at least the next 12 months. Our budgeted expense levels are based in part on our expectations that our restructuring actions will be effective in reducing our operating expenses, as well as on the timing and terms of any Report and Order the FCC issues in the 900 MHz proceeding, the timing and costs of our retuning and other efforts required to qualify for broadband licenses and our sales and marketing efforts required to commercialize our spectrum assets.

However, we may not correctly predict the amount or timing of our future revenues and our operating expenses may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include:

•	the time and resources required to pursue our spectrum initiatives, including our FCC proceedings and our efforts with incumbents to gain support for our initiatives;

•	the cost and time to promote, market and commercialize our spectrum assets;

•	the cost and time to obtain broadband licenses from the FCC, assuming our spectrum initiatives are successful, including the costs to retune and clear the 900 MHz band and acquire additional spectrum;

•	the costs and potential liabilities related to the transfer of our TeamConnect and pdvConnect businesses; and

•	the costs to attract and retain personnel with the skills required for effective operations.

In addition, we may not correctly predict the costs, amounts or timing of such future revenues or the timing or costs required to pursue our regulatory and business initiatives. Other unanticipated costs may arise that we currently do not anticipate. We may not be able to adjust our operations in a timely manner to compensate for any shortfall in our revenues, delays in our spectrum initiatives or increases in the expenses required to implement our long-term business plan. As a result, a significant shortfall in our planned revenues, a significant delay in our spectrum initiatives or a significant increase in our planned expenses could have an immediate and material adverse effect on our business, liquidity, results of operations, and prospects. In such case, we may be required to issue additional equity or debt securities or enter into other commercial arrangements sooner than anticipated to secure the additional financial resources to support our future operations and the implementation of our business plans. Such financing may result in dilution to stockholders, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business, prospects and results of operations. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

We will need to secure additional financing to support our long-term business plans.

We have used significant funds to pursue our spectrum initiatives and to prepare to commercialize our spectrum assets. Our future capital requirements will depend on many factors, including: the costs and time required to pursue our spectrum initiatives; the costs and time to obtain additional spectrum and clear incumbents to qualify to obtain broadband licenses from the FCC, assuming our spectrum initiatives are successful; the costs to identify, market and commercialize our spectrum assets to our targeted critical infrastructure and enterprise customers; and our ability to control our operating expenses. As a result, we will require additional funding in the future to support our operations, our efforts to obtain broadband licenses and pursue our business plans. We expect that we may be required to issue additional equity or debt securities or enter into other commercial arrangements, including relationships with corporate and other partners, to secure the additional financial resources to support our development efforts and to implement our long-term business plans. Depending upon market conditions, we may not be successful in raising sufficient additional capital on a timely basis, on favorable terms, or at all. Additionally, the issuance of additional equity securities, including securities convertible into or exercisable for our equity securities, would result in the dilution of the ownership interests of our present stockholders. If we fail to obtain sufficient additional financing, or fail or are unable to enter into relationships with others that provide additional financial resources, we may not be able to develop our network and mobile communication solutions in accordance with our long-term business plans, and we may be required to delay significantly, reduce the scope of or eliminate one or more of our business or spectrum initiatives, downsize our general and administrative infrastructure, or seek alternative measures to raise additional funds.

Risks Related to This Offering and our Common Stock

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We expect to use the net proceeds from this offering primarily for retuning our spectrum by relocating incumbents and acquiring additional spectrum to qualify for broadband licenses and to support broadband use. We additionally anticipate using the net proceeds for general corporate purposes, which may include, among other purposes, working capital, pursuing our regulatory initiatives at the FCC, capital expenditures, other corporate expenses, and acquisitions of assets, licenses, products, technologies or businesses. We have no current commitments or agreements with respect to any such acquisitions as of the date of this prospectus supplement. Our management will have broad discretion as to the actual amounts and timing of the expenditures of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds of this offering in ways that enhance our operating results or increase the value of your investment. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and based on a net tangible book value of our common stock of $4.91 per share as of March 31, 2019, if you purchase shares of our common stock in this offering at the public offering price of $45.00 per share, you will suffer immediate and substantial dilution of $35.19 per share in the net tangible book value of our common stock. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including pursuant to our at-the-market sales program, at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into our common stock in future transactions may be higher or lower than the price per share in this offering.

Our stockholders may be diluted by the exercise of outstanding options or restricted stock units to purchase common stock.

As of March 31, 2019, we had (i) outstanding stock options to purchase 1,923,634 shares of our common stock, issuable at a weighted average exercise price of $23.64 per share, (ii) outstanding performance stock options to purchase 179,945 shares of our common stock, issuable at a weighted average exercise price of $25.83 per share, (iii) 279,212 shares of our common stock issuable upon the vesting and settlement of outstanding restricted stock units, and (iv) 109,138 shares of our common stock issuable upon the vesting and settlement of outstanding performance stock units. You may incur dilution upon the issuance of shares upon exercise or settlement of such outstanding options or restricted stock units, as applicable.

We have a limited trading history, and there is no assurance that a robust market in our common stock will develop or be sustained.

Our common stock began trading on The Nasdaq Capital Market in February 2015. Since our common stock began trading, we have had limited daily trading volume, and we cannot assure you that a more active or liquid trading market for our common stock will develop, or will be sustained if it does develop, either of which could materially and adversely affect the market price of our common stock, our ability to raise capital in the future and the ability of stockholders to sell their shares at the volume, prices and time desired. In addition, the risks and uncertainties related to our FCC initiatives and our proposed business strategies make it difficult to evaluate our business, our future prospects and our valuation, which limits the liquidity and trading volume of our common stock and may have a material adverse effect on the market price of our common stock.

Our common stock prices may be volatile which could cause the value of our common stock to decline.

The market price of our common stock may be highly volatile and subject to wide fluctuations. Some of the factors that could negatively affect or result in fluctuations in the market price of our common stock include:

•

the status of the 900 MHz Proceeding, including any actions that may preclude or delay the FCC’s issuance of a Report and Order, and any requirements and restrictions the FCC may impose in any Report and Order on the future use of our spectrum assets for the deployment of broadband spectrum, technologies or solutions;

•	our ability to enter into contracts with our targeted critical infrastructure and enterprise customers on favorable terms, if at all;

•	market reaction to our FCC initiatives and any changes in our business plans or strategies;

•	any unexpected costs or liabilities associated with the transfer of the TeamConnect and pdvConnect businesses;

•	additions or departures of any of our executive officers or key personnel;

•	actions by our stockholders;

•	speculation in the press or investment community;

•	general market, economic and political conditions, including an economic slowdown or dislocation in the global credit markets;

•	our operating performance and the performance of other similar companies;

•	changes in accounting principles, judgments or assumptions; and

•	passage of legislation or other regulatory developments that adversely affect us or our industry.

Concentration of ownership will limit your ability to influence corporate matters.

Based on our review of publicly available filings as of July 5, 2019, funds affiliated with Cerberus Capital Management beneficially owned approximately 19.5% of our outstanding shares of common stock. The other holders of our common stock who have made filings with the SEC beneficially owned, in the aggregate, a total of approximately 51.5% of our outstanding shares of common stock, and together with Cerberus Capital Management, approximately 71.0% of our outstanding shares of common stock. Specifically, based on publicly available filings as of July 5, 2019: funds affiliated with Owl Creek beneficially owned roughly 17.9% of our outstanding common stock; funds affiliated with Pacific Investment Company owned roughly 9.2% of our outstanding common stock; funds affiliated with TPS Group Holdings (SBS) Advisors, Inc. owned roughly 8.8% of our outstanding common stock; funds affiliated with American Money Management Group beneficially owned roughly 7.2% of our outstanding common stock; funds affiliated with The Vanguard Group beneficially owned roughly 4.3% of our outstanding common stock; and funds affiliated with BlackRock Fund Advisors beneficially owned roughly 4.1% of our outstanding common stock. Although we are not aware of any voting arrangements among these stockholders, our significant stockholders have the ability to determine (if acting together) or significantly influence (if acting as a group of two or more): (i) the outcome of any corporate actions submitted by our board of directors for approval by our stockholders and (ii) any proposals or director nominees submitted by a stockholder. Further, they could place significant pressure on our board of directors to pursue corporate actions, director candidates and business opportunities or initiatives they identify. For example, these stockholders could effectively block a proposed sale of the company, even if recommended by our board of directors. Alternatively, these stockholders could place pressure on our board of directors to pursue a sale of the company or its assets. As a result of this concentration of ownership, our other stockholders may have no effective voice in our corporate actions or the operations of our business, which may adversely affect the market price of our common stock.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We cannot predict whether investors will find our common stock less attractive if we continue to rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

In addition, the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Nevertheless, we have elected not to avail ourselves of this extended transition period, and as a result, we will adopt new or revised accounting standards no later than the relevant dates on which adoption of such standards is required for other public companies.

We do not intend to pay dividends on our common stock for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the development and expansion of our business and pursuit of our strategic initiatives and therefore do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as our board of directors deems relevant in its discretion. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.

Future offerings of debt securities or preferred stock, which would rank senior to our common stock in the event of our bankruptcy or liquidation, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt securities or otherwise incurring debt. In the event of our bankruptcy or liquidation, holders of our debt securities may be entitled to receive distributions of our available assets prior to the holders of our common stock. In addition, we may offer preferred stock that provides holders with a preference on liquidating distributions or a preference on dividend payments or both or that could otherwise limit our ability to pay dividends or make liquidating distributions to the holders of our common stock. Although we have no present plans to do so, our decision to issue debt securities or to issue preferred stock in any future offerings or otherwise incur debt may depend on market conditions and other factors beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and investors in our common stock bear the risk that our future offerings may reduce the market price of our common stock and/or dilute their ownership interest in us.

Certain anti-takeover defenses and applicable law may limit the ability of a third party to acquire control of us.

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage, delay, or prevent a merger, acquisition or other change of control event that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for our common stock, thereby depressing the market price of our common stock. These provisions, among other things:

•	allow the authorized number of directors to be changed only by the resolution of our board of directors;

•

authorize our board of directors to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and which, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

•	establish advance notice requirements for stockholder nominations to our board of directors or for stockholder proposals that can be acted on at stockholder meetings; and

•	limit who may call a stockholders meeting.

In addition, we have elected to be subject to Section 203 of the Delaware General Corporation Law (the “DGCL”) in our charter. In general, Section 203 of the DGCL prevents an “interested stockholder” (as defined in the DGCL) from engaging in a “business combination” (as defined in the DGCL) with us for three years following the date that person becomes an interested stockholder, unless one or more of the following occurs:

•

before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) stock held by directors who are also officers of our company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

following the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

The DGCL generally defines “interested stockholder” as any person who, together with affiliates and associates, is the owner of 15% or more of our outstanding voting stock or is our affiliate or associate and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately before the date of determination. As a result, our election to be subject to Section 203 of the DGCL could limit the ability of a third party to acquire control of us.

USE OF PROCEEDS

We estimate that the net proceeds to us from our sale of 2,222,223 shares of our common stock in this offering will be approximately $94.1 million after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ option to purchase 333,333 additional shares of our common stock from us is exercised in full, we estimate that we will receive net proceeds of approximately $108.3 million.

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. We currently anticipate using the net proceeds from the sale of the shares offered hereby for retuning our spectrum by relocating incumbents and acquiring additional spectrum to qualify for broadband licenses and to support broadband use. We additionally anticipate using the net proceeds for general corporate purposes, which may include, among other purposes, working capital, pursuing our regulatory initiatives at the FCC, capital expenditures, other corporate expenses, and acquisitions of assets, licenses, spectrum, products, technologies or businesses, although we have no current commitments or agreements with respect to any such acquisitions as of the date of this prospectus supplement.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

After giving effect to the anticipated net proceeds from this offering, we expect that such proceeds, together with our existing cash, will be sufficient to fund our planned operating expenses, capital expenditure requirements and debt service payments for at least the next 12 months. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect. In such case, we may be required to issue additional equity or debt securities or enter into other commercial arrangements sooner than anticipated to secure the additional financial resources to support our future operations and the implementation of our business plans. Such financing may result in dilution to stockholders, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business, prospects and results of operations. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate paying any in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance our business strategy. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2019, as follows:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale by us of 2,222,223 shares in this offering, and the receipt of the net proceeds from our sale of these shares, at the public offering price of $45.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the underwriters’ option to purchase additional shares).

You should read this table in conjunction with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed financial statements and related notes appearing in our Annual Report on Form 10-K for the year ended March 31, 2019, each of which is incorporated by reference in this prospectus supplement.

	As of March 31, 2019
	Actual	As Adjusted
	(in thousands) (unaudited)
Cash and cash equivalents	$76,722	$170,822

Stockholders’ equity
Preferred stock, par value $0.0001 per share: 10,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted	—	—
Common stock, par value $0.0001 per share: 100,000,000 shares authorized, 14,739,145 shares issued and outstanding, actual and 100,000,000 shares authorized, 16,961,368 shares issued and outstanding, as adjusted	1	1
Additional paid-in capital	349,227	443,327
Accumulated deficit	(168,464)	(168,464)

Total stockholders’ equity	180,764	274,864

Total capitalization	$180,764	$274,864

The number of shares in the table above excludes as of March 31, 2019:

•	1,923,634 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of approximately $23.64 per share;

•	179,945 shares of common stock issuable upon the vesting and exercise of performance stock options outstanding at a weighted average exercise price of approximately $25.83 per share;

•	279,212 shares of common stock issuable upon the settlement of outstanding restricted stock units;

•	109,138 shares of common stock issuable upon the vesting and settlement of outstanding performance stock units;

•

974,610 shares of common stock reserved for future grants under our 2014 Stock Plan, which plan provides for the annual increases in the number of shares authorized under our 2014 Stock Plan with the next increase on January 1, 2020; and

•	500,000 shares of common stock issuable to Motorola Solution, Inc. upon conversion of the Class B Units of our subsidiary, PDV Spectrum Holding Company, LLC, issued to Motorola.

DILUTION

Our net tangible book value as of March 31, 2019 was approximately $72.4 million, or $4.91 per share of common stock. If you purchase our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and our pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

After giving effect to the sale of 2,222,223 shares of our common stock at the public offering price of $45.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2019 would have been approximately $166.5 million, or $9.82 per share. This represents an immediate accretion in net tangible book value of $4.91 per share to existing stockholders and immediate dilution in net tangible book value of $35.19 per share to new investors participating in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$45.00
Net tangible book value per share as of March 31, 2019	$4.91
Accretion per share attributable to this offering	$4.91
As adjusted net tangible book value per share as of March 31, 2019, after giving effect to this offering		$9.82
Dilution in net tangible book value per share to investors purchasing our common stock in this offering		$35.19
*	Numbers may not tie due to rounding.

The information above assumes that the underwriters do not exercise their option to purchase additional shares. If the underwriters exercise their option to purchase additional shares in full at the public offering price of $45.00 per share, the as adjusted net tangible book value would increase to approximately $180.6 million, or $10.45 per share, representing an accretion to existing stockholders of approximately $5.54 per share, and there would be an immediate dilution of approximately $34.56 per share to new investors.

The dilution table above is based on 14,739,145 shares of common stock outstanding as of March 31, 2019 and excludes the following as of such date:

•	1,923,634 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of approximately $23.64 per share;

•	179,945 shares of common stock issuable upon the vesting and exercise of performance stock options outstanding at a weighted average exercise price of approximately $25.83 per share;

•	279,212 shares of common stock issuable upon the settlement of outstanding restricted stock units;

•	109,138 shares of common stock issuable upon the vesting and settlement of outstanding performance stock units;

•

974,610 shares of common stock reserved for future grants under our 2014 Stock Plan, which plan provides for the annual increases in the number of shares authorized under our 2014 Stock Plan with the next increase on January 1, 2020; and

•	500,000 shares of common stock issuable to Motorola Solution, Inc. upon conversion of the Class B Units of our subsidiary, PDV Spectrum Holding Company, LLC, issued to Motorola.

To the extent options or restricted stock units outstanding as of March 31, 2019 have been or may be exercised or settled or other shares have been issued, there may be further dilution to investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of material U.S. federal income tax considerations with respect to the ownership and disposition of shares of common stock applicable to non-U.S. holders (as defined below) who acquire such shares in this offering and hold such shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons,” as defined under the Code, have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Code, Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address the Medicare tax on net investment income, any U.S. federal estate and gift taxes, any U.S. alternative minimum taxes or any state, local or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” non-U.S. holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment and certain U.S. expatriates).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our common stock should consult their tax advisor as to the particular U.S. federal income tax consequences applicable to them.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, ESTATE, FOREIGN INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

In general, and subject to the discussions below regarding backup withholding and FATCA, the gross amount of any distribution we make to a non-U.S. holder with respect to its shares of common stock will be subject to U.S. federal withholding tax at a rate of 30% to the extent the distribution constitutes a dividend for U.S. federal income tax purposes, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate (generally, on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E).

A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent any distribution does not constitute a dividend, it will be treated first as a non-taxable return of capital thereby reducing the adjusted basis in the non-U.S. holder’s shares of common stock and then, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of common stock, as gain from the sale or exchange of such stock. Any such gain will be subject to the treatment described in “—Gain on Sale or Other Disposition of Common Stock.”

Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment of such non-U.S. holder) will not be subject to U.S. federal withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements (generally on a properly executed IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, at regular U.S. federal income tax rates. Dividends received by a non-U.S. holder that is a corporation for U.S. federal income tax purposes that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Gain on Sale or Other Disposition of Common Stock

In general, and subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of our common stock, and the non-U.S. holder has held, at any time during said period, more than 5% of our common stock, provided that our common stock is regularly traded on an established securities market.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax on a net income tax basis, at regular U.S. federal income tax rates. If the non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by certain U.S.-source capital losses. We believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

FATCA

The Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax of 30% on certain “withholdable payments,” including on dividends on, and, subject to the proposed Treasury regulations discussed below, the gross proceeds of a disposition of, our common stock if paid to a foreign entity regardless of whether such foreign entity is the beneficial owner or intermediary unless (i) if the entity, is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise exempted under FATCA. Foreign entities located in jurisdictions that have intergovernmental agreements with the United States may be subject to different rules. Under applicable Treasury regulations and IRS guidance, the withholding provisions described above currently apply to payments of dividends paid on our common stock, if any. Although withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, Treasury regulations proposed in late 2018 eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. You should consult your tax advisors regarding the application of FATCA.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the IRA and to each non-U.S. holder the amount of dividends paid to, and the tax withheld (if any) with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding for dividends on our common stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payer does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person (and the payer does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITERS

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Evercore Group L.L.C. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	800,000
J.P. Morgan Securities LLC	700,000
Evercore Group L.L.C.	333,333
B. Riley FBR, Inc.	194,445
Craig-Hallum Capital Group LLC	194,445
Total:	2,222,223

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for, and accept the delivery of, the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part of the shares to certain dealers at a price that represents a concession not in excess of $1.485 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 333,333 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 333,333 additional shares of common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$45.000	$100,000,035.00	$115,000,020.00
Underwriting discounts and commissions to be paid by us	$2.475	$5,500,001.93	$6,325,001.10
Proceeds, before expenses, to us	$42.525	$94,500,033.08	$108,675,018.90

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $400,000. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority up to $10,000.

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of shares of common stock offered by them.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “ATEX.”

We and all directors and officers have agreed that, without the prior written consent of the representatives, we and they will not, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•

file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the representatives, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraph do not apply to us with respect to:

•	the sale of shares to the underwriters;

•

the issuance by us of shares of common stock upon the exercise of an option or a warrant or the conversion or settlement of a security outstanding on the date of this prospectus supplement, as described in this prospectus supplement or prospectus;

•

grants of stock options, stock awards, restricted stock, restricted stock units or other equity awards and the issuance of common stock or securities convertible into or exercisable for common stock (whether upon the exercise of stock options, settlement of restricted stock units or otherwise) to employees, officers, directors, advisors, or consultants of the Company pursuant to the terms of our 2014 Stock Plan;

•

the entry into an agreement providing for the issuance by us of common stock or securities convertible into, exercisable for or which are otherwise exchangeable for common stock in connection with (x) the acquisition by us or any of our subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, and the issuance of any common stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive common stock pursuant to any such agreement or (y) our joint ventures, commercial relationships and other strategic transactions, provided that the aggregate number of shares of common stock securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive common stock that we may sell or issue or agree to sell or issue pursuant to this clause shall not exceed 5% of the total number of shares of common stock outstanding after this offering and provided all recipients of any such securities shall sign and deliver a lock-up agreement;

The restrictions described above do not apply to our directors and officers with respect to

•

transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares; provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions;

•

transfers of shares of common stock or any security convertible into common stock (i) as a bona fide gift, (ii) to any trust for the direct or indirect benefit of the securityholder or the immediate family of the securityholder, (iii) if the securityholder is a trust, to a trustor or beneficiary of the trust, or (iv) by will or intestate succession or other testamentary document to the legal representative, heir, beneficiary or a member of the immediate family of the securityholder; provided (a) each donee shall sign a deliver a lock-up agreement and (b) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

•

distributions of shares of common stock or any security convertible into common stock to (i) limited partners or stockholders of the securityholder or (ii) to the securityholder’s affiliates or to any investment fund or other entity controlled or managed by or under common control or management with the securityholder or as a part of a disposition, transfer or distribution without consideration by the securityholder to its equity holders; provided (i) each distributee shall agree to shall sign a deliver a lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

•

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period; or

•

the exercise or conversion of any options to purchase common stock or vesting and settlement of any restricted stock units, including the transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to the Company upon a vesting event of the Company’s securities or upon the exercise or conversion of options to purchase our securities, in each case, on a “cashless”, “net exercise” or “net issuance” basis or to cover tax withholding obligations of the securityholder in connection with such vesting or exercise or vesting and settlement of any restricted stock units, provided that (i) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made within 30 days after the date of this prospectus supplement, and after such 30th day, if the securityholder is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock during the restricted period, the securityholder shall include a statement in such report to the effect that the purpose of such transfer was to cover tax withholding obligations of the securityholder in connection with such vesting, exercise or settlement and (ii) for the avoidance of doubt, any shares of common stock received by the securityholder will be subject to the restrictions described above.

The representatives, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Australia

This prospectus supplement is not a disclosure document for the purposes of the Corporations Act 2001 (Cth) of Australia, or Corporations Act, and has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act, any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued, unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the relevant competent authority in that Member State in accordance with the Prospectus Directive, except that an offer of such securities may be made to the public in that Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been, and will not be, registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Israel

This document does not constitute a prospectus supplement under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Singapore

This prospectus supplement has not been, and will not be, lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA, except:

•

to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

•	where no consideration is given for the transfer; or

•	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the Prospectus Directive) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion)

Order 2005, as amended, referred to herein as the “Order,” and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated. Each such person is referred to herein as a “Relevant Person.”

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. Certain attorneys affiliated with Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP collectively own an aggregate of 6,952 shares of our common stock. Certain legal matters in connection with the offering will be passed upon for the underwriters by Shearman  & Sterling LLP, New York, New York.

EXPERTS

The consolidated financial statements of pdvWireless, Inc. and its subsidiaries as of March 31, 2019 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of pdvWireless, Inc. and its subsidiaries as of March 31, 2018 and for each of the two years in the period ended March 31, 2018, have been incorporated herein by reference in reliance upon the report of PKF O’Connor Davies, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-230847), of which this prospectus supplement and the accompanying prospectus are a part, under the Securities Act, to register the shares of common stock offered by this prospectus supplement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ATEX.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.anterix.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus supplement or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus supplement. Second, the information in documents that we file in the future will update and supersede the information currently in, and be incorporated by reference in, this prospectus supplement.

We incorporate by reference into this prospectus supplement the documents listed below, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

•

our Annual Report on Form 10-K for the year ended March 31, 2019, filed with the SEC on May 20, 2019, as amended by Amendment No.  1 to our Annual Report on Form 10-K, filed with the SEC on July 15, 2019;

•	our Current Reports on Form 8-K filed with the SEC on May 20, 2019, June 14, 2019 and July 17, 2019 (each to the extent filed and not furnished);

•	the information from our definitive proxy statement relating to our 2019 annual meeting of stockholders, which was filed on July 5, 2019; and

•	the description of our common stock contained in the registration statement on Form 8-A, filed on January 30, 2015, and all amendments and reports updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide each person to whom a prospectus supplement is delivered a copy of all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.anterix.com), and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

pdvWireless, Inc., d/b/a Anterix

3 Garret Mountain Plaza

Suite 401

Woodland Park, New Jersey

(973) 771-0300

Information on, or that can be accessed through, our website, or any other website, is not incorporated into this prospectus or other securities filings and is not a part of these filings.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Units

3,506,457 Shares of Common Stock to be Offered by the Selling Stockholders

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.

In addition, this prospectus relates to the resale of up to an aggregate of 3,506,457 shares of our common stock, par value $0.0001 per share, by the selling stockholders identified in this prospectus. The selling stockholders acquired the shares of common stock offered by this prospectus in a private placement transaction in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and in certain open market transactions. We are registering the resale of all shares of common stock by the selling stockholders to due to their affiliate status, which shares are considered control securities.

We will provide specific terms of any offering in a supplement to this prospectus and the number of shares selling stockholders will be selling. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement or issuer free writing prospectus relating to a particular offering as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We and the selling stockholders may offer and sell these securities in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities. See “Plan of Distribution.”

The selling stockholders will receive all proceeds from the sale of shares of our common stock hereunder, and therefore we will not receive any of the proceeds from their sale of shares of our common stock hereunder. The shares which may be resold by the selling stockholders constituted approximately 23.8% of our issued and outstanding common stock as of April 1, 2019.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PDVW.” On April 22, 2019, the last reported sale price for our common stock was $37.61 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, under the federal securities laws and are eligible for reduced reporting requirements. See “Prospectus Summary — We are an Emerging Growth Company.”

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 22, 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $100,000,000. In addition to securities we may offer and sell, the selling stockholders may, from time to time, offer and sell up to an aggregate of 3,506,457 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial or secondary public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “pdvWireless” and “our” refer to pdvWireless, Inc., a Delaware corporation.

Overview

We are a wireless communications company focused on developing and offering our spectrum assets for the deployment of next generation network and mobile communication solutions designed to meet the needs of critical infrastructure and enterprise customers. We are the largest holder of licensed spectrum in the Part 90 900 MHz band (i.e., 896-901 MHz paired with 935-940 MHz) throughout the contiguous United States, plus Hawaii, Alaska and Puerto Rico. On average, we hold approximately 60% of the channels in our portion of the 900 MHz band in the top 20 metropolitan market areas in the United States. We maintain offices in Woodland Park, New Jersey and Reston, Virginia. We have initiated and are currently pursuing a regulatory proceeding at the Federal Communications Commission (“FCC”) aimed at modernizing and realigning the Part 90 900 MHz spectrum band to increase its usability and capacity, including for the future deployment of broadband and other advanced technologies and services. At the same time, we are pursuing opportunities to enable private broadband network solutions, leveraging our spectrum, that address the growing and unmet needs of our target critical infrastructure and enterprise customers.

Corporate Information

We were incorporated in California in 1997, and reincorporated in Delaware in May 2014. In November 2015, we changed our name from Pacific DataVision, Inc. to pdvWireless, Inc. Our principal executive offices are located at 3 Garret Mountain Plaza, Suite 401, Woodland Park, NJ 07424. Our main telephone number is (973) 771-0300. Our internet website is located at http://www.pdvWireless.com. Information contained on our website is not part of the registration statement of which this prospectus is a part.

We are an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year following January 26, 2020, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior September 30th, and (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

The Securities We May Offer

We may offer up to $100,000,000 of common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination, including in units from time to time. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. Our common stock is described in greater detail in this prospectus under “Description of Capital Stock — Common Stock.”

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, nor are any shares of our preferred stock presently outstanding. Preferred stock is described in greater detail in this prospectus under “Description of Capital Stock — Preferred Stock.”

Debt Securities

The debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement will describe the title and series of the debt securities, the aggregate principal amount and the original issue price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exchangeable for common stock or other securities of pdvWireless, or any other entity, if any; and any other specific terms. We will issue the debt securities under an indenture, as described in “Description of Debt Securities and Guarantees.”

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Units are described in greater detail in this prospectus under “Description of Units.”

The Securities to be Offered by the Selling Stockholders

The selling stockholders acquired the shares of common stock offered by this prospectus in private placement transactions in reliance on exemptions from registration under the Securities Act and in certain open market transactions. The seller stockholders identified in this prospectus are considered to be our affiliates and due to their affiliate status, we have agreed to register for resale on this registration statement all remaining shares of our common stock held by the selling stockholders, which shares are considered control securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, as well as any amendments thereto, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and by information contained in any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth above under the section entitled “Risk Factors” and in the applicable prospectus supplement, together with all of the other information contained in or incorporated by reference into the prospectus supplement or appearing or incorporated by reference into this prospectus.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include, among other purposes, working capital, capital expenditures, other corporate expenses and acquisitions of assets, licenses, products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF SECURITIES WE OR A SELLING STOCKHOLDER MAY OFFER

We may offer under this prospectus up to $100,000,000 of common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination, including in units from time to time as described below. This prospectus provides you with a general description of the securities we may offer. Additionally, this prospectus relates to the resale of up to an aggregate of 3,506,457 shares of our common stock, par value $0.0001 per share, by the selling stockholders identified in this prospectus. A prospectus supplement, which we will provide each time we or the selling stockholders offer securities, will describe the specific amounts, prices and terms of these securities. Each time we or the selling stockholders offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

DESCRIPTION OF SECURITIES

The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a $0.0001 par value per share, and 10,000,000 shares of preferred stock, with a $0.0001 par value per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of April 1, 2019, there were 14,739,145 shares of common stock issued and outstanding, held of record by 166 stockholders, although we believe that there may be a significantly larger number of beneficial owners of our common stock. We derived the number of stockholders by reviewing the listing of outstanding common stock recorded by our transfer agent as of April 1, 2019.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the NASDAQ Capital Market under the symbol “PDVW.” The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company. Its address is 1 State Street 30th Floor, New York, NY 10004-1561, and its telephone number is (212) 509-4000.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•

the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are expected to be common to all series. Most of the financial terms and other specific material terms, as well as any material U.S. federal income tax consequences, of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to this prospectus. Since the terms of specific debt securities may differ from the general information provided below, you should read both this prospectus and the relevant prospectus supplement or term sheet and rely on information in the prospectus supplement or term sheet that supersedes any contrary or inconsistent information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default.” Second, the trustee performs certain administrative duties for us.

Senior or subordinated debt securities will be issued by us under an indenture or indentures dated as of                 , 20    , as supplemented from time to time (the “indenture”), between us, as issuer, and a trustee identified in the relevant prospectus supplement (the “trustee”). The debt securities may be guaranteed by one or more of our subsidiaries.

The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The terms “we,” “our” and “us,” when used to refer to an issuer of securities, means pdvWireless, Inc.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, or in the relevant prospectus supplement, but for the rest you will need to read the indenture. See “Where You Can Find More Information” for information on how to locate the indenture and any supplemental indentures that may be filed.

General Provisions of the Indenture

Unless otherwise specified in a prospectus supplement or term sheet for a particular series, the debt securities covered by this prospectus will be direct, unsecured obligations of pdvWireless. Any senior securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of pdvWireless. Any subordinated securities will be unsecured and will be subordinated in right of payment to the prior payment in full of the senior indebtedness of pdvWireless, as more fully described in a prospectus supplement or term sheet.

The indenture provides that any debt securities proposed to be sold under this prospectus and an attached prospectus supplement or term sheet (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other debt securities, may be issued under the indenture in one or more series. Any secured indebtedness of ours will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.

You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:

•	the title of the debt securities and whether the debt securities will be senior securities or subordinated securities of pdvWireless;

•	the total principal amount of the debt securities of the series and any limit on such total principal amount;

•	if not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

•	the date or dates, or how the date or dates will be determined or may be extended, when the principal of the debt securities will be payable;

•

the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments, whether payments of interest will be made in cash or in kind and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the form in which we will issue the debt securities and whether we will have the option of issuing debt securities in “certificated” form;

•	if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable;

•

whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•

if other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form, the denominations in which the offered debt securities will be issued;

•	if the provisions of Article Fourteen of the indenture described under “defeasance” are not applicable and any provisions in modification of, in addition to or in lieu of any of these provisions;

•

whether and under what circumstances we will pay additional amounts, as contemplated by Section 1010 of the indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	whether the debt securities are subordinated and the terms of such subordination;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	any changes or additions to the Events of Default or covenants contained in the applicable indenture;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

•	whether the debt securities are guaranteed; and

•	any other material terms of the debt securities.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture when a single trustee is acting for all debt securities issued under the indenture are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt, we repurchase a significant amount of equity or effect a recapitalization, or we are acquired by another entity.

We refer you to the applicable prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created. Any additional indenture securities, together with all other outstanding indenture securities of that series, will constitute a single series of indenture securities under the indenture.

Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.

Payment of the purchase price of the debt securities must be made in immediately available funds.

The authorized denominations of debt securities denominated in U.S. dollars will be a minimum denomination of $2,000 and integral multiples of $1,000 above the minimum denomination. The authorized denominations of foreign currency notes will be set forth in the applicable prospectus supplement or term sheet.

Interest and Interest Rates

Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will describe the method of determining the interest rate.

Interest on the debt securities other than in global form denominated in U.S. dollars will be paid by check mailed on an interest payment date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, and premium, if any, and, if other than an interest payment date, interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the maturity date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each regularly scheduled date for interest, even if that person no longer owns the debt security on the interest due date. That day, typically set at a date approximately two weeks prior to the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Debt Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make payments of principal and premium, if any, duly and punctually to the office of the trustee.

Alternatively, if the holder asks us to do so, we may pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above. In addition, see the description under “Interest and Interest Rates.”

Material Covenants

Consolidation, Merger, Sale or Conveyance. The indenture provides that we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any entity, unless:

•

we are the continuing corporation or the successor or transferee entity, if other than us, is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture pursuant to a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on, all of our outstanding debt securities and the performance of every covenant and obligation in the indenture to be performed or observed by us;

•

immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•

certain other conditions specified in the indenture are met, which may include our delivery to the trustee of an officers’ certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as issuer and, except in the case of a lease, all of our obligations under the indenture will terminate.

Restrictions on Liens

We will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for money borrowed secured by a Mortgage (“Secured Debt”) upon any Operating Property or any shares of stock or indebtedness for borrowed money of any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively providing concurrently that the debt securities of each series then outstanding under the indenture are secured equally and ratably with or, at our option, prior to such Secured Debt so long as such Secured Debt shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, Secured Debt secured by:

(1)	mortgages on any property, shares of stock or indebtedness for borrowed money of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(2)	mortgages on property or shares of stock existing at the time of acquisition of such property or stock by us or a Restricted Subsidiary or existing as of the original date of the applicable indenture;

(3)

mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by us or a Restricted Subsidiary, or to secure any Secured Debt incurred by us or a Restricted Subsidiary, prior to, at the time of, or within 360 days after, the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Mortgage shall not apply to any property theretofore owned by us or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

(4)	mortgages securing Secured Debt of a Restricted Subsidiary owing to us or to another Restricted Subsidiary;

(5)

mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

(6)

mortgages on property of us or a Restricted Subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(7)

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in clauses (1) through (6) above and (9) below; provided, however, that the principal amount of Secured Debt so secured shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements and construction on such property);

(8)

mortgages upon any Operating Property, or any transfer or disposition of any Operating Property, that is created or implemented as a necessary component of a bond for title transaction, payment in lieu of tax agreement or other tax incentive vehicle designed to provide us or any Subsidiary with certain ad valorem property tax savings or other incentive savings; or

(9)

mortgages to secure Hedging Obligations entered into in the ordinary course of business to purchase any raw material or other commodity or to hedge risks or reduce costs with respect to the interest rate, currency or commodity exposure of us or any Restricted Subsidiary of ours and not for speculative purposes.

Notwithstanding the foregoing, we and any one or more our Restricted Subsidiaries may, however, without securing any debt securities, create, incur, issue, assume or guarantee Secured Debt secured by a Mortgage if, after giving effect to the transaction, the aggregate of the Secured Debt then outstanding (not including Secured Debt permitted under the above exceptions) does not exceed 15% of our Consolidated Net Tangible Assets as shown on our financial statements as of the end of the fiscal year preceding the date of determination.

“Commodity Agreement” means any forward contract, commodity swap, commodity option or other financial agreement or arrangement relating to, or the value of which is dependent upon fluctuations in commodity prices.

“Capital Lease Obligations” means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations determined in accordance with generally accepted accounting principles consistently applied.

“Consolidated Net Tangible Assets” means our consolidated total assets as reflected in our most recent balance sheet preceding the date of determination prepared in accordance with GAAP consistently applied, less

•	current liabilities, excluding current maturities of long-term debt and Capital Lease Obligations, and

•

goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other similar intangible assets prepared in accordance with GAAP, but excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are applicable at the date of any relevant calculation or determination.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Agreement or derivative contract entered into to hedge interest rate risk, currency exchange risk, and commodity price risk.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Mortgage” or “Mortgages” means any mortgage, pledge, lien, security interest or other encumbrances upon any Operating Property or any shares of stock or on indebtedness for borrowed money of any Restricted Subsidiary (whether such Operating Property, shares of stock or indebtedness for borrowed money are now owned or hereafter acquired).

“Operating Property” means each plant or facility of pdvWireless or a Restricted Subsidiary located within the United States, except any such plant or facility which the Board of Directors of pdvWireless by resolution reasonably determines not to be of material importance to the total business conducted by us and our Restricted Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Restricted Subsidiary” means any Subsidiary of us (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States, and (ii) which owns or is the lessee of any Operating Property, other than any Subsidiary of us that we designate as an “unrestricted subsidiary” in accordance with the procedure and criteria set forth in a supplemental indenture.

“Subsidiary” means (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the us or by one or more other Subsidiaries and (2) any other Person in which we or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least the majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

Restrictions on Sale and Leaseback Transactions

We will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

(1)

we or such Restricted Subsidiary would be entitled to create, incur, issue, assume or guarantee indebtedness secured by a Mortgage upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the debt securities; provided, however, that from and after the date on which such arrangement becomes effective, the Attributable Debt in respect of such arrangement shall be deemed, for all purposes described under “—Restrictions on Liens” above, to be Secured Debt subject to the provisions of the covenants described therein;

(2)

since the original date of the indenture and within a period commencing twelve months prior to the consummation of such Sale and Leaseback Transaction and ending twelve months after the consummation of such Sale and Leaseback Transaction, we or any Restricted Subsidiary, as the case may be, has expended or will expend for the Operating Property an amount equal to (A) the net proceeds of such Sale and Leaseback Transaction, and we elect to designate such amount as a credit against such Sale and Leaseback Transaction, or (B) a part of the net proceeds of such Sale and Leaseback Transaction and we elect to designate such amount as a credit against such Sale and Leaseback Transaction and apply an amount equal to the remainder of the net proceeds as provided in the following paragraph; or

(3)

such Sale and Leaseback Transaction does not come within the exceptions provided by the first paragraph above under “—Restrictions on Sale and Leaseback Transactions” and we do not make the election permitted by the second paragraph under “—Restrictions on Sale and Leaseback Transactions” or makes such election only as to a part of such net proceeds, in either of which events we shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under the second paragraph under “—Restrictions on Sale and Leaseback Transactions”) to the retirement, within 360 days of the effective date of any such arrangement, of indebtedness for borrowed money of we or any Restricted Subsidiary (other than indebtedness for borrowed money of

pdvWireless which is subordinated to the debt securities) which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligees to a date more than twelve months after the date of the creation of such indebtedness for borrowed money (it being understood that such retirement may be made by prepayment of such indebtedness for borrowed money, if permitted by the terms thereof, as well as by payment at maturity, and that at our option and pursuant to the terms of the indenture, such indebtedness may include the debt securities).

“Attributable Debt” under the indenture means the present value (discounted at the interest rate inherent in the lease, compounded annually) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended).

“Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Operating Property, whether such Operating Property is now owned or hereafter acquired (except for temporary leases for a term, including renewals at the option of the lessee, of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person with the intention of taking back a lease of such property.

Events of Default

An event of default with respect to the debt securities of any series is defined in the indenture as:

(a)	default for 30 days in payment of any interest on the debt securities of such series when it becomes due and payable;

(b)	default in payment of principal of or any premium on the debt securities of such series at maturity or upon redemption or repayment when the same becomes due and payable;

(c)

default by us in the performance of any other covenant contained in the applicable indenture for the benefit of the debt securities of such series that has not been remedied by the end of a period of 90 days after notice is given as specified in the indenture;

(d)

default in the payment of principal or an acceleration of other indebtedness for borrowed money of pdvWireless where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of all outstanding debt securities under the indenture, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred; and

(e)	certain events of bankruptcy, insolvency and reorganization of pdvWireless.

The indenture provides that:

•

if an event of default described in clause (a), (b), (c) or (d) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of that series) of the debt securities then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

•

upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or any premium or interest on the debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities of the applicable series; and

•

if an event of default described in clause (e) occurs and is continuing, then the principal amount of all debt securities issued under the indenture, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the indenture, the trustee must give to the holders of debt securities of any series notice of all uncured defaults known to it with respect to the debt securities of such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of or any premium or interest on any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the holders of such debt securities.

No holder of any debt securities may institute any action under the indenture unless:

•	such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;

•	the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series have requested the trustee to institute proceedings in respect of such event of default;

•	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of such debt securities.

The holders of a majority in aggregate principal amount of the debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. The indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by an officer thereof to the effect that a review of our activities during such year and our performance under the indenture and the terms of the debt securities has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default.

Modification of the Indenture

We and the trustee may, without the consent of the holders of the debt securities issued under such indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to us and the assumption by such successor of its obligations under the indenture and the debt securities;

•	to add covenants of pdvWireless or surrender any of its rights, or add any rights for the benefit of the holders of debt securities;

•	to cure any ambiguity, omission, defect or inconsistency in such indenture;

•	to establish the form or terms of any other series of debt securities, including any subordinated securities;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•

to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities under the indenture or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture; and

•	to provide any additional events of default;

•

to add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination, shall become effective only when there is no security outstanding of any series created prior to the adoption of such addition, change or elimination;

•

to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of the debt securities into any other security or securities of ours, provided that such provisions are not adverse to the interests of the holders of any debt securities then outstanding;

•	to add any guarantee of one or more series of the debt securities; or

•

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series and any related coupons or any other series of securities in any material respect.

With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

•

change the maturity of the principal of, or any premium on, or any installment of principal of or interest on any debt securities, or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of any debt securities, or change the dates or periods for any redemption or repayment or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

•

reduce the percentage in principal amount of the outstanding debt securities, the consent whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•

modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each of the outstanding debt securities affected thereby.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for the benefit of all holders of such debt securities a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates; and

•

deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

we must deposit in trust for the benefit of all holders of the debt securities of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates; and

•

we must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on your debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Covenant defeasance and full defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.

Discharge of the Indenture

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No recourse for the payment of the principal of or premium, if any, or interest on any debt security or any coupons appertaining thereto, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture or in any supplemental indenture, or in any debt security or any coupons appertaining thereto, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, or stockholder as such, past, present or future, of ours or any of our affiliates or any successor person, either directly or through us or any of our affiliates or any successor person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the indenture and the issue of the debt securities.

Governing Law

New York law will govern the indenture and the debt securities.

Form, Exchange and Transfer of Certificated Debt Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form,

•	without interest coupons, and

•	unless we indicate otherwise in the prospectus supplement or term sheet, in a minimum denomination of $2,000 and amounts above the minimum denomination that are integral multiples of $1,000.

Holders may exchange their certificated debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated debt securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed at any time with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The Trustee Under the Indenture

The trustee may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future. The trustee may also serve as trustee under other indentures under which we are the obligor in the future.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our preferred stock, common stock, debt securities or any combination thereof. Warrants may be issued independently or together with our preferred stock, common stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase such securities will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	the number and basic terms of the securities that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

Holders of warrants to purchase debt securities will not be entitled to payments of principal of, or any premium or interest on, the debt securities purchasable on exercise, or to exercise any of the rights of the holders of such debt securities until such warrant is exercised.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units

To the extent applicable, each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in primary offerings (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Sales by the Selling Stockholders

We have registered the shares of common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale by the selling stockholders of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The prices at which the selling stockholders may sell the shares of common stock may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties. The selling stockholders may use any one or more of the following methods when selling the shares of common stock offered by this prospectus:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	any other method permitted pursuant to applicable law; or

•	under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus.

There is limited trading history and volume in our common stock and we cannot be assured that a more active or liquid trading market for our common stock will develop or be sustained if it does develop, either of which could materially and adversely affect the market price of our common stock and the ability of stockholders to sell their shares at the volume, prices and times desired.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. In compliance with FINRA guidelines, the maximum commission or discount to be received by an FINRA member or independent broker-dealer may not exceed 8% for the sale of any securities registered hereunder. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling stockholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and in compliance.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

CUSIP Number

The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to a class or issue of securities in which all of the securities have similar rights. Certain shares of common stock covered by this prospectus included shares with a CUSIP number based on the shares being issued to an initial purchaser under Rule 144A.

Any sales of shares of our common stock by means of this prospectus must be settled with shares of common stock bearing our general (not necessarily restricted) common stock CUSIP number. A selling stockholder named in this prospectus may obtain shares bearing our general common stock CUSIP number for settlement purposes by presenting the shares to be sold (with a restricted CUSIP), together with a certificate of registered sale, to our transfer agent, Continental Stock Transfer & Trust Co. The form of certificate of registered sale is available from us upon request. The process of obtaining such shares might take a number of business days. SEC rules generally require trades in the secondary market to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, a selling stockholder who holds securities with a restricted CUSIP at the time of the trade might wish to specify an alternate settlement cycle at the time of any such trade to provide sufficient time to obtain the shares with an unrestricted CUSIP in order to prevent a failed settlement.

SELLING STOCKHOLDERS

This prospectus covers shares of our common stock sold in a private placement, plus other shares purchased by the selling stockholders in open market transactions. Some of the shares sold in the private placement were purchased by FBR Capital Markets & Co., or FBR, as initial purchaser, and resold by it to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, and to certain persons outside of the United States in offshore transactions in reliance on Regulation S under the Securities Act, in each case pursuant to an exemption from registration under the Securities Act. The remaining shares sold in the private placement were sold directly to “accredited investors” as defined in Rule 501(a) under the Securities Act pursuant to an exemption from registration under the Securities Act.

When we refer to the selling stockholders in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth in the following table. There is no requirement for the selling stockholders to sell their shares, and we do not know when, or if, or in what amount the selling stockholders may offer the securities for sale pursuant to this prospectus.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of April 10, 2019. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. We cannot give an estimate as to whether the selling stockholders will in fact sell any or all of their shares of common stock. To our knowledge and except as noted below or elsewhere in this prospectus, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

	Beneficial ownership as of the date of this Prospectus		Shares registered pursuant to this prospectus (maximum number that may be sold)	Beneficial ownership after the Offering
Selling Stockholders(1)	Shares	Percentage of class		Shares	Percentage of class
Cerberus Institutional Partners V, LP	2,876,618	19.52%	2,876,618	—	—
Cerberus International II Master Fund, LP	357,326	2.42%	357,326	—	—
Cerberus Partners II, L.P.	270,164	1.83%	270,164	—	—
Cerberus Institutional Partners VI, LP, LP	2,349	*	2,349	—	—

*	Represents less than 1% of the shares of the class

Beneficial ownership of shares and percentage ownership are determined in accordance with the SEC’s rules. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. We have based our calculations of the percentage of beneficial ownership on 14,739,145 shares of common stock outstanding as of April 1, 2019.

(1)

We have been informed by the selling stockholders that Stephen Feinberg, through one or more intermediaries, exercises sole voting and dispositive power over the shares held by the selling stockholders each of the entities describe above. The address for each of the selling stockholders is c/o Cerberus Capital Management, L.P. is 875 Third Avenue, New York, New York 10022.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. Certain attorneys affiliated with Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP collectively own an aggregate of 6,952 shares of our common stock.

EXPERTS

The consolidated financial statements of pdvWireless, Inc. and subsidiary as of March 31, 2018 and 2017 and for the three years ended March 31, 2018, have been incorporated herein by reference in reliance upon the report of PKF O’Connor Davies, LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.pdvWireless.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended March 31, 2018, filed on August 9, 2018;

•	our quarterly reports on Form 10-Q for the quarters ended June 30, 2018, September 30, 2018 and December 31, 2018, filed on August 10, 2018, November 7, 2018 and February 8, 2019, respectively;

•

our current reports on Form 8-K filed on April 23, 2018, May 2, 2018, May 15, 2018, June 5, 2018, June  29, 2018, August 7, 2018, August  9, 2018, November 8, 2018, January  7, 2019, February 21, 2019, February  22, 2019, March 13, 2019 and March 18, 2019;

•	our definitive proxy statement on Schedule 14A, filed with the SEC on June 29, 2018; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on January 30, 2015 pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. Neither we, nor the selling stockholders have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

pdvWireless, Inc.

Attn: Investor Relations

3 Garret Mountain Plaza, Suite 401

Woodland Park, New Jersey

(973) 771-0300

You may also access the documents incorporated by reference in this prospectus through our website at www.pdvWireless.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

2,222,223 Shares

Common Stock

Morgan Stanley	J.P. Morgan	Evercore ISI

B. Riley FBR	Craig-Hallum Capital Group

July 16, 2019